UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 08/26/2010 (08/20/2010)

First Data Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-11073

Delaware	47-0731996
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

5565 Glenridge Connector, N.E.

Suite 2000

Atlanta, Georgia 30342

(Address of principal executive offices, including zip code)

(404) 890-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

1.             Indenture, Security Agreement and Pledge Agreement with respect to 8.875% Senior Secured Notes due 2020

On August 20, 2010, First Data Corporation issued and sold $510,000,000 aggregate principal amount of 8.875% Senior Secured Notes due 2020 (the “notes”), which mature on August 15, 2020 pursuant to an indenture, dated as of August 20, 2010, between the Company and Wells Fargo Bank, National Association, as trustee (the “Indenture”). On August 20, 2010, First Data Corporation also entered into a Security Agreement (the “Security Agreement”) and a Pledge Agreement (the “Pledge Agreement”), each dated as of August 20, 2010, among the Company, the subsidiary guarantors and Wells Fargo Bank, National Association, as collateral agent. The “Company,” “we,” “us” and “our” refer to First Data Corporation and its consolidated subsidiaries. We used the net proceeds from the issue and sale of the notes, together with cash on hand, to repay existing term loan debt under our senior secured credit facilities.

Interest Rate

The notes accrue interest at the rate of 8.875% per annum and mature on August 15, 2020. Interest on the notes is payable in cash on February 15 and August 15 of each year.

Ranking

The notes:

•	rank senior in right of payment to any existing and future subordinated indebtedness;

•	rank equally in right of payment with all of our existing and future senior indebtedness;

•	are effectively senior in right of payment to indebtedness under our existing senior unsecured notes to the extent of the collateral securing the notes;

•	are effectively equal in right of payment with indebtedness under our senior secured credit facilities to the extent of the collateral securing such indebtedness; and

•

are effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of our guarantor subsidiaries).

Guarantees

The notes are jointly and severally and fully and unconditionally guaranteed on a senior secured basis by each of our existing and future direct and indirect wholly owned domestic subsidiaries that guarantees our senior secured credit facilities. Each of the guarantees of the notes is a general senior obligation of each guarantor and:

•	ranks senior in right of payment to all existing and future subordinated indebtedness of the guarantor subsidiary;

•	ranks equally in right of payment with all existing and future senior indebtedness of the guarantor subsidiary;

•	is effectively senior in right of payment to the guarantees of our existing senior unsecured notes to the extent of the guarantor subsidiary’s collateral securing the notes;

•	is effectively equal in right of payment with the guarantees of our senior secured credit facility to the extent of the guarantor subsidiary’s collateral securing such indebtedness; and

•	is effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of a guarantor that is not also a guarantor of the notes.

Any guarantee of the notes will be released in the event such guarantee is released under our senior secured credit facilities.

Security

Pursuant to the Security Agreement and the Pledge Agreement, the notes and guarantees are secured by first-priority liens, subject to permitted liens, on certain of our assets and the assets of the subsidiary guarantors that secure our senior secured credit facilities including:

•

substantially all the capital stock of any of our wholly owned first-tier subsidiaries or of any subsidiary guarantor of the notes (but limited to 65% of the voting stock of any such material wholly owned first-tier subsidiary that is a foreign subsidiary); and

•

substantially all tangible and intangible assets of our company and each subsidiary guarantor, other than (1) certain real property, (2) settlement assets and (3) deposit accounts, other bank or securities accounts, cash, leaseholds, excluded stock and stock equivalents, motor vehicles and other customary exceptions.

Prepayments and Redemptions

We are required to make an offer to repay the notes with net proceeds from specified asset sales, subject to the right to repay other senior secured debt and certain other types of indebtedness or reinvest such proceeds in our business. In addition, we will be required to offer to repay the notes upon the occurrence of a change of control.

We may redeem the notes, in whole or in part, at any time prior to August 15, 2015, at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole premium.” Thereafter, we may redeem the notes, in whole or in part, at established redemption prices. In addition, on or prior to August 15, 2013, we may redeem up to 35% of the aggregate principal amount of notes with the net cash proceeds from certain equity offerings at established redemption prices.

Certain Covenants and Events of Default

The indenture governing the notes contains a number of covenants that, among other things, restricts, subject to certain exceptions, our ability to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make other distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

In addition, the indenture governing the notes imposes certain requirements as to future subsidiary guarantors. The indenture governing the notes also contains certain customary events of default.

Section 2 — Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Section 1 of Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Indenture, dated as of August 20, 2010, among the Company, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the 8.875% Senior Secured Notes Due 2020.

10.2	Pledge Agreement, dated as of August 20, 2010, among the Company, the other pledgors named therein and Wells Fargo Bank, National Association, as collateral agent.

10.3	Security Agreement, dated as of August 20, 2010, among the Company, the other grantors named therein and Wells Fargo Bank, National Association, as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION

By:	/s/ Stanley J. Andersen
	Name:	Stanley J. Andersen
	Title:	Assistant Secretary

Date: August 26, 2010